Registration No. 33-44612

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        Post-Effective Amendment No. 1 to
                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933


                         COMPETITIVE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                                          36-2664428
(State or other jurisdiction of                               (I.R.S. Employer
incorporation)                                               Identification No.)

                 1960 Bronson Road, Fairfield, Connecticut 06824
               (Address of principal executive offices) (Zip Code)


                        KEY EMPLOYEES' STOCK OPTION PLAN
                       DIRECTORS' STOCK PARTICIPATION PLAN
                     EMPLOYEES' COMMON STOCK RETIREMENT PLAN
                            (Full title of the plans)


                                  JOHN B. NANO
                      President and Chief Executive Officer
                         Competitive Technologies, Inc.
                                1960 Bronson Road
                               Fairfield, CT 06824
                     (Name and address of agent for service)

                                 (203) 255-6044
          (Telephone number, including area code, of agent for service)



                                    Copy to:
                                 Allan J. Reich
                                Seyfarth Shaw LLP
                        55 East Monroe Street, Suite 4200
                             Chicago, IL 60603-5803
                            Telephone: (312) 781-8650

                                     PART II


     Pursuant to the undertaking contained in this Registration Statement, the Registrant (formerly known as University Patents, Inc.) hereby removes from registration hereunder all securities registered hereunder which remain unsold at the effective date of this Post-Effective Amendment.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on November 3, 2004.


                                       COMPETITIVE TECHNOLOGIES, INC.
                                                (Registrant)

                                       By:  /s/ Michael D. Davidson
                                            Name:    Michael D. Davidson
                                            Title:   Chief Financial Officer
                                                     and Authorized Signer